                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               LECTEC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------


         The Annual Meeting of the shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, on Wednesday, June 26, 2002, at 3:00 p.m. (CDT), for the following purposes:

          1. To elect six directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

          2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record as of the close of business on Wednesday, May 15, 2002, the record date, are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Douglas J. Nesbit

                                            Douglas J. Nesbit
                                            Secretary

Minnetonka, Minnesota
May 21, 2002

                 (This page has been left blank intentionally.)

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                  ANNUAL MEETING OF SHAREHOLDERS--JUNE 26, 2002

                              --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Annual Meeting of shareholders to be held Wednesday, June 26, 2002, at 3:00 p.m. (CDT), at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. These proxy solicitation materials and the transition report on Form 10-K for the transition period from July 1, 2001 to December 31, 2001 are first being sent to shareholders on or about May 21, 2002.

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the items of business described in this proxy statement. Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting.

         Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted for purposes of determining the presence of a quorum at the Meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. As a result, abstentions have the same effect as voting against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. As a result, a "broker non-vote" with respect to the election of directors or ratification of appointment of auditors will not have the effect of a vote "for" nor a vote "against" those proposals.

         Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business at the time that the item is presented for a vote would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

         As of May 15, 2002, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,953,576 outstanding shares of common stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting.

         Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed proxy bearing a later date or (iii) attending the Meeting and voting in person.

         The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's common stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

ELECTION OF DIRECTORS

GENERALLY

         The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. Six persons have been nominated for election as directors at the Meeting. Directors are elected for a one-year term and to serve until their successors are duly elected and qualified.

         THE BOARD OF DIRECTORS RECOMMEND THAT LEE M. BERLIN, ALAN C. HYMES, M.D., BERT J. MCKASY, MARILYN K. SPEEDIE, PH.D., DONALD C. WEGMILLER AND RODNEY
A. YOUNG BE ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. All of the nominees are currently members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below in the information concerning nominees.

VOTING INFORMATION

         A shareholder submitting a proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. If a submitted proxy is properly signed but unmarked in respect of the election of directors, it is intended that the proxy agents named in the proxy will vote the shares represented thereby for the election of all of the nominees. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the proxy agents named in the proxy will exercise their voting power in favor of such other person as the Board of Directors may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

INFORMATION CONCERNING NOMINEES

         Lee M. Berlin, 80 years old, has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 through January 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M"). Currently, Mr. Berlin manages personal business interests.

         Alan C. Hymes, M.D., 70 years old, is a founder of the Company, has been a Director since 1977 and acts as the Company's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

          Bert J. McKasy, 60 years old, has been a Director since 1997 and has been a partner with the law firm Lindquist & Vennum PLLP since 1994. He is also the current Commissioner of the Metropolitan Airports Commission and has owned McKasy Travel Service, Inc. since 1983. Prior to joining Lindquist & Vennum, Mr. McKasy was an attorney with Maun & Simon, Vice President of First Trust Company, Trust and Investment Administration (now U.S. Bank Trust) and Executive Vice President of Fritz Company.

         Marilyn K. Speedie, Ph.D., 54 years old, has been a Director since 1997 and is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in 1996, Dr. Speedie held several professorship and departmental chairperson positions at the University of Maryland (1989-1995), the most recent being in the Department of Pharmaceutical Sciences. She has been the recipient of numerous honors, the most recent in October of 1996 which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists, and has also co-authored a book published in 1996 entitled Pharmacognosy and Pharmacobiotechnology.

         Donald C. Wegmiller, 63 years old, has served as a Director since 1997. Since April 1993, Mr. Wegmiller has served as President and Chief Executive Officer of Clark/Bardes Consulting - Healthcare Group, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation, Minneapolis, Minnesota. He currently serves as a Director of ALLETE (formerly known as Minnesota Power), Possis Medical, Inc. and JLJ Medical Devices International, LLC. From 1986 to 1988, Mr. Wegmiller served as Chairman of the Board of the American Hospital Association. From 1972 to 1976 and 1981 to 1988, Mr. Wegmiller served as a White House staff assistant to Presidents Nixon, Ford and Reagan.

         Rodney A. Young, 47 years old, was appointed a Director, Chief Executive Officer and President of the Company in August 1996. In November 1996 he was appointed as Chairman of the Board. Prior to assuming the leadership role with the Company, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a Director of Possis Medical, Inc., Delta Dental Plan of Minnesota and Health Fitness Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During calendar year 2001, the Board of Directors held six meetings. Each Director holding office during the calendar year attended all of the meetings of the Board of Directors (held during the period for which they were a director) and committees of the Board on which they served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

         The Board of Directors has an Audit Committee comprised of Mr. McKasy, Mr. Berlin and Dr. Hymes. Mr. McKasy currently serves as Chairman. All of the members of the Audit Committee are "independent" as that concept is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. The Audit Committee reviews and investigates all matters pertaining to the accounting activities of the Company and the relationship between the Company and its independent auditor. The Audit Committee held three meetings during calendar year 2001.

         The Board of Directors has a Compensation Committee comprised of Mr. Wegmiller, who served as the Committee's Chairman, Mr. Berlin and Dr. Hymes. The Compensation Committee determines and periodically evaluates the various levels and methods of compensation for directors, officers and employees of the Company. The Compensation Committee held two meetings during calendar year 2001.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid for their services at the rate of $6,000 per fiscal year plus $1,000 per regular board meeting plus reasonable meeting expenses. This compensation arrangement became effective during 2001. Both types of payments were suspended beginning with the meeting held in December 2001. During calendar year 2001 each of the outside directors received a five-year option under the LecTec 1998 Director's Stock Option Plan to purchase 10,000 shares of the Company's common stock at a price of $2.00 which was the fair market value of the common stock at the date of grant.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Our Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Our Board of Directors adopted an Audit Committee charter in October 2000. In fulfilling its responsibilities, our Committee has reviewed and discussed the audited financial statements contained in our fiscal year ended June 30, 2001 Annual Report on Form 10-K, and our Transition Report on Form 10-K for the transition period from July 1, 2001 to December 31, 2001, with the Company's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
         The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management including the matters in the written disclosures required by Independence Standard Board No. 1, Independence Discussions with Audit Committees.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and in the Company's Transition Report on Form 10-K for the transition period from July 1, 2001 to December 31, 2001, for filing with the Securities and Exchange Commission.

                                      THE AUDIT COMMITTEE

                                      Bert J. McKasy, Chairman
                                      Lee M. Berlin
                                      Alan C. Hymes, M.D.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is composed of independent outside directors. The Committee meets as necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

         The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

         Key objectives of the compensation program are to:

               - Provide a strong, direct link between the Company's financial and strategic goals and executive compensation;

               - Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation;

               - Align the interests of executives with those of the Company's shareholders by providing a significant portion of total compensation that is LecTec stock-based; and

               - Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During calendar year 2001, specific and objective criteria were utilized to determine each element of an executive's compensation package.

         BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers the following criteria:

               - scope and complexity of the position including required substantive knowledge and required training;

               - level of responsibility including number of employees directly supervised;

               - past performance including revenue generated from operations under the management of the executive officer; and

               - salary levels for comparable positions at industry peer group companies and the market opportunities available to the executive officer.

         During calendar year 2001 the current executive officers of the Company received salary increases effective February 1, 2001. In January 2002 the current executive officers accepted a 10% salary decrease as a cost reduction measure.

         ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

         Executive officers are eligible for cash bonuses ranging from 30% to 60% of base salary. The size of the bonus pool is dependent upon the following criteria:

               - the measure of annual sales actually achieved compared to the level of annual sales contained in the Company's annual budget as approved by the Board of Directors; and

               - the measure of profits (or loss) actually achieved compared to the level of profits (or loss) contained in the Company's annual budget as approved by the Board of Directors.

         An executive officer's individual bonus is dependent upon the following criteria:

               - annual sales directly attributable to operations managed by the executive officer;

               - achievement of significant corporate goals which do not generate sales; and

               - the results of the executive officer's annual performance review.

         In addition to the above criteria, the Compensation Committee retains ultimate discretion to make final bonus determinations based on the best interests of the Company. For the fiscal year ended June 30, 2001, the minimum sales and profits performance goals under the annual incentive program were achieved, but no cash bonus payments were made. Executive officers at February 1, 2001, other than Mr. Quinn, received a bonus outside the annual incentive program based on the work performed to complete the sale of the assets of the conductive products division. Mr. Quinn received a bonus made outside the annual incentive program based on the achievement of certain sales goals.

         LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

         The Company's stock option program provides compensation that directly links the interests of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. The amount of stock options awarded to an executive officer are dependent on the following criteria:

               - the executive officer's past performance with the company including sales directly attributable to operations managed by the executive officers;

               - the executive officer's ability to impact financial performance; and

               - the importance of the executive officer's responsibilities at the Company in light of the Company's future strategic plans.

         All individual stock option grants are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary for Mr. Young was increased from $200,000 to $240,000 effective February 1, 2001. Effective January 21, 2002 the base salary for Mr. Young was decreased by 10% to $216,000 as part of cost reduction measures. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

         A bonus payment under the annual incentive program described above was not made during calendar year 2001. Mr Young received an $80,000 bonus payment outside the annual incentive program in calendar year 2001 based on the work performed to complete the sale of the assets of the conductive products division. In calendar year 2001, Mr. Young received options to purchase up to 60,000 shares of the Company's common stock at a weighted average exercise price of $2.219 per share.

         CONCLUSION. The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and aligns the interests of executive officers with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the achievement of growth, profitability and the enhancement of shareholder value for the benefit of all of the Company's shareholders.


                                   COMPENSATION COMMITTEE

                                   Donald C. Wegmiller, Chairman
                                   Lee M. Berlin
                                   Alan C. Hymes, M.D.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash and non-cash compensation for the calendar year ended December 31, 2001, and the fiscal years ended June 30, 2001 and 2000, paid to Rodney A. Young, the Chairman of the Board and the Company's President and Chief Executive Officer, and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                   Long-Term
                                               Annual Compensation Awards         Compensation
                                               ---------------------------    --------------------
                                      Year                                    Securities Underlying       All Other
Name and Position                   Ended (1)      Salary        Bonus               Options          Compensation (2)
-----------------                   ---------      ------        ------       --------------------    ----------------

Rodney A. Young                     12/31/01      $238,191    $80,000 (3)              60,000                $2,221
   Chairman, President and          06/30/01       216,834     80,000 (3)              60,000                 3,471
   Chief Executive Officer          06/30/00       200,000          -                       -                 4,039

Timothy R. J. Quinn                 12/31/01       132,581     35,640 (4)              30,000                 1,750
   Vice President and General       06/30/01       124,859     35,640 (4)              30,000                 1,901
   Manager, Consumer Products       06/30/00       118,800     35,640 (4)                   -                 2,009

Douglas J. Nesbit                   12/31/01       129,456     11,600 (3)              30,000                 3,236
   Chief Financial Officer,         06/30/01       104,870     11,600 (3)              55,000                 2,267
   Secretary and Treasurer          06/30/00             -          -                       -                     -

Jane M. Nichols                     12/31/01       130,907     35,190 (3)              30,000                 1,309
   Vice President, Marketing and    06/30/01       123,282     35,190 (3)              30,000                 1,233
   New Business Development         06/30/00       117,300          -                       -                 1,218

John D. LeGray                      12/31/01       116,533     31,326 (3)              30,000                 2,913
   Vice President, Quality          06/30/01       109,746     31,326 (3)              30,000                 2,744
   Assurance & Regulatory Affairs   06/30/00       104,420          -                       -                 2,711

Timothy P. Fitzgerald               12/31/01       122,760     22,000 (3)              30,000                 2,625
   Vice President, Operations       06/30/01       115,610     22,000 (3)              30,000                 2,890
                                    06/30/00        40,192          -                  25,000                     -

------------------------

(1) On September 5, 2001, the Board of Directors approved a change in the Company's fiscal year end from June 30 to December 31. Therefore, an overlapping period from January 1, 2001 to June 30, 2001 is represented in both the years ended June 30, 2001 and December 31, 2001 in the table. To illustrate, the bonus paid in May 2001 and the stock options granted in February 2001 are represented in both the years ended June 30, 2001 and December 31, 2001 in the table.
(2) Reflects matching contributions under the Company's 401(k) and Profit Sharing Plan.
(3) Executive officers at February 1, 2001 received a bonus payment in May outside the annual incentive program based on the work performed to complete the sale of the assets of the conductive products division.
(4) Mr. Quinn received a bonus outside the annual incentive program based on the achievement of certain sales goals.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under the Company's 1998 Stock Option Plan during calendar year 2001, to each of the executive officers named in the Summary Compensation Table:



                                                       INDIVIDUAL GRANTS (1)                             POTENTIAL
                                   -----------------------------------------------------------           REALIZABLE
                                                       PERCENT                                            VALUE AT
                                                      OF TOTAL                                             ASSUMED
                                                       OPTIONS                                         ANNUAL RATES OF
                                      NUMBER OF        GRANTED                                           STOCK PRICE
                                      SECURITIES         TO        EXERCISE                              APPRECIATION
                                      UNDERLYING      EMPLOYEES      PRICE                            FOR OPTION TERM(3)
                                       OPTIONS       IN CALENDAR      PER         EXPIRATION      -------------------------
           NAME                        GRANTED      YEAR 2001 (2)    SHARE           DATE              5%            10%
---------------------------------      -------      -------------    -----       ------------     ----------      ---------
Rodney A. Young                         60,000         16.3%         $2.22       Feb. 1, 2006        $37,971        $82,781
Timothy R. J. Quinn                     30,000          8.1%          2.22       Feb. 1, 2006         18,986         41,391
Douglas J. Nesbit                       30,000          8.1%          2.22       Feb. 1, 2006         18,986         41,391
Jane M. Nichols                         30,000          8.1%          2.22       Feb. 1, 2006         18,986         41,391
John D. LeGray                          30,000          8.1%          2.22       Feb. 1, 2006         18,986         41,391
Timothy P. Fitzgerald                   30,000          8.1%          2.22       Feb. 1, 2006         18,986         41,391

-------------------------

(1) Each option represents the right to purchase one share of the Company's common stock. The options shown in this column are all incentive stock options granted pursuant to the Company's 1998 Stock Option Plan. The options vest in annual installments over a period of three years beginning one year after the date of grant. Each option grant allows the individual to acquire shares of the Company's common stock at a fixed price per share. The term of each option is five years.

(2) In the calendar year ended December 31, 2001, the Company granted employees options to purchase an aggregate of 369,000 shares of common stock.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise of options during the calendar year ended December 31, 2001 and unexercised options held as of December 31, 2001, by each of the executive officers named in the Summary Compensation Table above.


                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                     OPTIONS AT DEC. 31, 2001         AS OF DEC. 31, 2001  (1)
                              ACQUIRED        VALUE     ---------------------------       --------------------------
             NAME            ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
             ----            -----------     --------   -----------   -------------       -----------  -------------
Rodney A. Young                  0           $    0         238,750       121,250         $   0         $   0
Timothy R. J. Quinn              0                0          34,500        53,500             0             0
Douglas J. Nesbit                0                0           8,334        46,666             0             0
Jane M. Nichols                  0                0          66,250        46,250             0             0
John D. LeGray                   0                0          28,750        41,250             0             0
Timothy P. Fitzgerald            0                0           8,334        46,666             0             0

-------------------------

(1) "Value" has been determined based on the difference between the last sale price of the Company's common stock as reported by the Nasdaq National Market System on December 31, 2001 ($1.30) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.


CHANGE IN CONTROL PLANS

         The Company's Change in Control Termination Pay Plan provides for termination payments to executive officers if they are terminated within twelve months of a change in control. The plan provides for termination payments to the Chief Executive Officer equal to twenty times the monthly base salary and termination payments for all other executives equal to twelve times the monthly base salary.

         In July 1999, the Company adopted the Improved Shareholder Value Cash Bonus Plan which provides cash bonus payments to executive officers if the Company is acquired by or merged with another company, and the valuation of the Company for purposes of the acquisition or merger equals or exceeds the minimum level defined by the plan. Cash bonus payments to executives increase as the total valuation of the Company for purposes of the sale or merger increases, thus aligning the interests of the executives with the interests of the shareholders and providing an incentive to the executives to maximize shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consists of three non-employee directors, Lee M. Berlin, Alan C. Hymes, M.D. and Donald C. Wegmiller. All three directors served on the Committee for the entire calendar year ended December 31, 2001.

         Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 19, 2002, by each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table above and all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of April 19, 2002 are considered outstanding. The column entitled "Number of Shares Beneficially Owned" includes the number of shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days of April 19, 2002. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of April 19, 2002 are listed separately under the column entitled "Number of Shares Underlying Options Beneficially Owned."

Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 3,953,576 shares of common stock outstanding on April 19, 2002.

Table of Security Ownership of Certain Beneficial Owners and Management:



                                                                                NUMBER OF SHARES
                                                                                   UNDERLYING
                                                                                     OPTIONS           PERCENT OF
                                                           NUMBER OF SHARES       BENEFICIALLY           SHARES
NAME                                                      BENEFICIALLY OWNED          OWNED            OUTSTANDING
----                                                      ------------------    ----------------       -----------
Lee M. Berlin (1) (2)                                            577,029             34,125                 14.5%
Alan C. Hymes, M.D. (2)                                          439,148             39,775                 11.0
Rodney A. Young (2)                                              311,394            294,794                  7.3
Jane M. Nichols                                                   95,549             86,875                  2.4
Timothy R. J. Quinn                                               57,300             53,500                  1.4
John D. LeGray                                                    53,035             44,375                  1.3
Timothy P. Fitzgerald                                             30,992             26,667                    *
Bert J. McKasy                                                    27,778             23,000                    *
Donald C. Wegmiller                                               27,000             26,000                    *
Marilyn K. Speedie, Ph.D.                                         23,000             21,500                    *
Douglas J. Nesbit                                                 18,334             18,334                    *
All directors and executive officers as
a group (11 persons)                                           1,660,559            668,945                 35.9

--------------------

*Less than 1%

(1) Includes 75,605 shares owned by Mr. Berlin's wife and 137,145 shares owned by Mr. Berlin's son. Mr. Berlin disclaims beneficial ownership of these shares.

(2) The address is: LecTec Corporation, 10701 Red Circle Drive, Minnetonka, Minnesota 55343

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners have been met.

                         SHAREHOLDER RETURN PERFORMANCE
                                      GRAPH

         The graph and table below compare the cumulative total shareholder return on the Company's common stock for the transition period from July 1, 2001 to December 31, 2001 and the last five fiscal years ended June 30, 2001, 2000, 1999, 1998 and 1997 with the cumulative total return on the Russell 2000 Index and the S & P Medical Products & Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's common stock, the Russell 2000 Index and the S & P Medical Products & Supplies Index on June 30, 1996 and that all dividends (cash and stock) were reinvested.



                 COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN

                               [PERFORMANCE GRAPH]


                                                               YEARS

                         6/30/96     6/30/97      6/30/98     6/30/99    6/30/00     6/30/01    12/31/01
                         -------     -------      -------     -------    -------     -------    --------
LECTEC CORPORATION....     100          50           27          31         18          18          10
Russell 2000..........     100         116          136         138        157         158         152
S & P Med. P&S........     100         133          177         211        229         224         256

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the transition from July 1, 2001 to December 31, 2001 (the "Transition Period") and for the fiscal year ended December 31, 2002. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Grant Thornton LLP for the audits of the Company's financial statements for the Transition Period and for the fiscal year ended June 30, 2001, and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the Transition Period and for the fiscal year ended June 30, 2001 totaled $43,500 and $52,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to the Company by Grant Thornton LLP for services provided during the Transition Period or the fiscal year ended June 30, 2001 for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by Grant Thornton LLP for all other non-audit services, including tax-related services, provided during the Transition Period and the fiscal year ended June 30, 2001 totaled $8,000 for each period.

         The Audit Committee considered whether non-audit services provided by Grant Thornton LLP during the Transition Period and the fiscal year ended June 30, 2001 were compatible with maintaining Grant Thornton LLP's independence.

         The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent auditors. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.

                                  OTHER MATTERS

         As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any matters properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

         Any shareholder proposals to be considered for inclusion in the Company's proxy material for the annual meeting of shareholders to be held in 2003 must be received at the Company's principal executive office at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, no later than January 21, 2003. In connection with any matter to be proposed by a shareholder at the annual meeting to be held in 2003, but not proposed for inclusion in the Company's proxy material, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by April 6, 2003.





                                          By Order of the Board of Directors

                                          /s/ Douglas J. Nesbit

                                          Douglas J. Nesbit
                                          Secretary

Dated: May 21, 2002

                               [LECTEC (TM) LOGO]
                                  CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 26, 2002
                        3:00 P.M. (CENTRAL DAYLIGHT TIME)
                    THE HILTON GARDEN INN EDEN PRAIRIE HOTEL
                                6330 POINT CHASE
                             EDEN PRAIRIE, MN 55344

[LECTEC (TM) LOGO]                                                       PROXY
   CORPORATION
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Rodney A.Young and Douglas J. Nesbit, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on June 26, 2002 at Minnetonka, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



            (continued, and to be signed and dated on reverse side)

                                       TO VOTE YOUR PROXY

            Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.



                             - Please detach here -


               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.


1.  Election of directors:

                 01 Lee M. Berlin         04 Marilyn K. Speedie, Ph.D.
                 02 Alan C. Hymes, M.D.   05 Donald C. Wegmiller
                 03 Bert J. McKasy        06 Rodney A.Young

                FOR all listed           WITHHOLD ALL
                  nominees
              (except as marked)

                    [ ]                     [ ]

(Instructions:To withhold authority to vote for any individual nominee, mark "FOR all except" and write the number(s) in the box provided to the right.)


                   -----------------------------------------

2.  Approval of appointment of Grant Thornton LLP as independent auditors

                For            Against          Abstain
                [ ]              [ ]              [ ]


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

Address Change? Mark Box  [ ]  Indicate changes below:  Dated ___________, 2002





                   -----------------------------------------

         Signature(s) of Shareholder(s) in Box

         PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying postage paid envelope. If shares are held by joint tenants or as community property, both shareholders should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.